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                                                                    EXHIBIT 99.1

[NEXTERA LETTERHEAD]

                                                      FOR IMMEDIATE RELEASE
Contacts:
Michael Muldowney                                     Jonathan Gasthalter/Kristin Celauro
Chief Financial Officer and Chief Operating Officer   Citigate Sard Verbinnen
Nextera Enterprises                                   (212) 687-8080
(617) 715-0200

                    NEXTERA ANNOUNCES SECOND QUARTER RESULTS

CAMBRIDGE, MA - JULY 31, 2003 - Nextera Enterprises, Inc. (NASDAQ: NXRA), which consists of Lexecon, one of the world's leading economics consulting firms, today reported results for the second quarter ended June 30, 2003.

In the 2003 second quarter, Nextera recorded a loss of $0.07 per share. The loss includes the amortization expense of non-compete agreements with certain key service providers of $0.06 per share. Nextera recorded a loss of $0.09 per share in the first quarter 2003, which included charges of $0.06 per share associated with the resignation of the Company's former Chief Executive Officer and the amortization expense of non-compete agreements with certain key service providers of $0.06 per share.

Revenues for the second quarter were $16.8 million, versus $18.8 million in the first quarter 2003. The decline in revenue is attributable to normal business turnover, coupled with several recent engagements that have yet to reach full capacity. Net revenues for the second quarter 2003 were below Lexecon's second quarter 2002 net revenues of $18.2 million.

Net loss for the second quarter was $2.3 million, versus a net loss of $3.1 million in the first quarter 2003. Included in the second quarter net loss was the amortization expense of $1.9 million for non-compete agreements with key service providers. The first quarter of 2003 included a charge of $1.9 million associated with the resignation of the Company's former Chief Executive Officer and the amortization expense of $1.9 million for non-compete agreements with certain key service providers.

Operating loss in the second quarter was $0.2 million, down from the first quarter 2003 operating loss of $1.0 million. Nextera did not record a federal income tax benefit in the second quarter of 2003.

Earnings before interest, taxes, depreciation and amortization (EBITDA), which includes approximately $1.0 million of corporate costs at the holding company level, was $2.1 million for the second quarter. Although EBITDA is not a measure of financial condition or performance determined in accordance the Generally Accepted Accounting Principles, the Company believes the use of EBITDA as a supplemental financial measure is meaningful to investors in assessing the company's debt leverage and its ability to service such debt.

Lexecon's annualized revenue per professional in the second quarter was $505,000, up from $504,000 per professional in the first quarter of 2003. Lexecon utilization in the second quarter was 66%, down from 67% in the first quarter of 2003. Days sales outstanding (DSO) at the end of the 2003 second quarter was 115 days, consistent with the DSO at the end of the 2003 first quarter.

Nextera had $30.4 million outstanding under its senior credit facility at the end of the second quarter, down from $32.2 million at the end of the first quarter 2003. In the second quarter, the Company made approximately $1.8 million of payments from cash flow from operations to reduce its debt obligations under the senior credit facility. Cash flows from operations in the second quarter

                              [NEXTERA LETTERHEAD]

were $3.7 million. At the end of the quarter, Nextera had $1.4 million of unrestricted cash on hand.

At the end of the second quarter, Nextera exercised its option to extend the covenants not to compete from July 15, 2003 to January 15, 2004 with key service providers, Dan Fischel and Dennis Carlton. In conjunction with the payments made to Messsrs. Fischel and Carlton to exercise this option, Knowledge Universe, Inc. advanced the Company $2.5 million through its junior participation in the senior credit facility.

Recent client engagement highlights for Lexecon include:

      - Providing expert testimony on behalf of a client requesting approval from the Federal Energy Regulatory Commission (FERC) for transportation capacity on developing deepwater pipeline systems in the Gulf of Mexico, which the FERC approved;

      - Providing expert testimony in an antitrust price-fixing case on behalf of salmon processors and seafood importers operating in Alaska, resulting in a favorable settlement for the salmon processors and seafood importers over the plantiffs who sought over $1 billion in damages; and

      - Testifying before a joint Federal Trade Commission and Department of Justice commission on Health Care and Competition Law and Policy.

Additionally, in the second quarter, the Third Circuit Court of Appeals upheld a lower court decision that American Airlines did not engage in predatory pricing following the entry of low-fare carriers on the Dallas-Fort Worth routes, based largely on expert economics testimony by Lexecon consultants.

CONFERENCE CALL

Nextera will host a conference call today, July 31, at 11:00 a.m. Eastern Time to discuss its first quarter results. Analysts and investors can access the conference call by dialing 1-888-280-4443. Individuals and media can also access the call through the Internet from the Nextera website at www.nextera.com.

For those unable to participate in the call, a rebroadcast will be made available from July 31, 2:00 p.m. Eastern Time through August 7, 5:00 p.m. Eastern Time. In order to listen to the rebroadcast, dial 1-888-203-1112 and enter reservation number 744884 or go to www.nextera.com.

ABOUT NEXTERA ENTERPRISES

Nextera Enterprises Inc., through its wholly owned subsidiary, Lexecon, provides a broad range of economic analysis, litigation support, and regulatory and business consulting services. One of the nation's leading economics consulting firms, Lexecon assists its corporate, law firm and government clients reach decisions and defend positions with rigorous, objective and independent examinations of complex business issues that often possess regulatory implications. Lexecon has offices in Cambridge and Chicago. More information can be found at www.nextera.com and www.lexecon.com.

                              [NEXTERA LETTERHEAD]


This press release contains forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to Nextera Enterprises that are based on the beliefs of Nextera's management. Any statements contained in this press release that are not historical facts are forward-looking statements. Such statements are based on many important factors that may be outside of Nextera's control, causing actual results to differ materially from those suggested. Such factors include, but are not limited to Nextera's dependence on key personnel, attracting and retaining qualified consultants, the need to obtain additional capital to extend employment and non-compete agreements, high levels of debt, potential inability to comply with loan covenants, possible Nasdaq Small Cap Market delisting, availability of credit and capital resources, new business solicitation efforts, intense competition and effects of economic uncertainty on client expenditures. Further information on these and other potential factors that could affect Nextera's financial and operating results are included in Nextera's 10-Q filed on May 12, 2003 with the Securities and Exchange Commission.

                                      # # #

                            NEXTERA ENTERPRISES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                (amounts in thousands, except per share amounts)

                                                                 Three Months Ended                   Six Months Ended
                                                                 ------------------                   ----------------
                                                          June 30, 2003     June 30, 2002     June 30, 2003     June 30, 2002 (2)
                                                          -------------     -------------     -------------     -----------------
                                                           (unaudited)                         (unaudited)
Net revenues                                               $ 16,816          $ 18,166          $ 35,573          $39,015
Cost of revenues                                             10,964            11,122            22,843           23,577
                                                           --------          --------          --------          -------
   Gross profit                                               5,852             7,044            12,730           15,438
Selling, general and administrative expenses                  4,117             3,820             8,145            8,997
Amortization expense                                          1,941                --             3,882               --
Special Charges (1)                                              --              (740)            1,921             (740)
                                                           -------           --------          --------          -------
   Income (loss) from operations                               (206)            3,964            (1,218)           7,181
Interest expense, net                                        (2,064)           (1,554)           (4,075)          (2,993)
Other expense                                                   (48)               --               (48)              --
                                                           --------          --------          --------          -------
   Income (loss) before provision for income taxes           (2,318)            2,410            (5,341)           4,188
Provision for income taxes                                       21                50                61              100
                                                           --------          --------          --------          -------
   Net income (loss)                                       $ (2,339)         $  2,360          $ (5,402)         $ 4,088
Preferred stock dividends                                       (70)             (407)             (144)            (802)
                                                           --------          --------          --------          -------
  Net income (loss) applicable to common stockholders      $ (2,409)         $  1,953          $ (5,546)         $ 3,286
                                                           ========          ========          ========          =======

Net income (loss) per common share, basic                  ($  0.07)         $   0.05          ($  0.16)         $  0.09

Net income (loss) per common share, diluted                ($  0.07)         $   0.04          ($  0.16)         $  0.06

Weighted average common shares outstanding, basic            33,870            35,756            33,954           35,705

Weighted average common shares outstanding, diluted          33,870            64,777            33,954           64,486

-------------
(1) Special charges in 2003 consist of $0.8 million of salary continuance costs and $1.1 million of a non-cash compensation charge due to the acceleration of stock options associated with the former Chief Executive Officer's employment agreement. Special charges in 2002 relate to the reversal of restructuring reserves due to the favorable settlement of real estate obligations.

(2) The 2002 amounts include the operating results of the human capital consulting business which was exited in January 2002. Net revenues from the human capital business in January 2002 was $1.9 million and its operating loss was $0.4 million.

Reconciliation of Non-GAAP Financial Measure(3)

                                                      Three Months Ended       Six Months Ended
                                                        June 30, 2003            June 30, 2003
                                                      ==================       ===============
EBITDA excluding special charges reconciliation:
  Reported income (loss) from operations (GAAP)            $   (206)              $    (1,218)
  Depreciation                                                  323                       609
  Amortization                                                1,941                     3,882
  Special charges(1)                                              -                     1,921
                                                           --------               -----------
EBITDA excluding special charges reconciliation:           $  2,058               $     5,194
                                                           ========               ===========

(3) EBITDA (earnings before interest, taxes, depreciation, and amortization) excluding special charges is a non-GAAP financial measure defined as income
(loss) from operations before depreciation, amortization and special charges. The Company believes that the EBITDA excluding special charges non-GAAP measure is meaningful to investors in assessing the company's debt leverage and its ability to service such debt.
This Non-GAAP measure should be considered in addition to, and not as a substitute for, other financial measures prepared in accordance with GAAP.

                            NEXTERA ENTERPRISES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                          (Dollar amounts in thousands)


                                                        June 30, 2003  December 31, 2002
                                                        -------------  -----------------
                                                         (unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                $     1,428      $     1,606
Restricted cash                                                  569            2,650
Accounts receivable, net                                      21,745           20,344
Other current assets                                             979            1,076
                                                         -----------      -----------
   Total current assets                                       24,721           25,676
Intangible assets, net                                        77,504           77,504
Other assets                                                   4,038            4,038
                                                         -----------      -----------
   Total assets                                          $   106,263      $   107,218
                                                         ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                    $    13,154      $    14,019
Accrued restructuring costs, current portion                     982            1,037
Senior credit facility                                         4,735            4,735
Other current liabilities                                        461              689
                                                         -----------      -----------
   Total current liabilities                                  19,332           20,480

Senior credit facility                                        25,645           22,465
Debentures due to affiliates                                  50,266           47,748
Accrued restructuring costs, net of current portion               --              427
Other long-term liabilities                                    3,957            4,191

Total stockholders' equity                                     7,063           11,907
                                                         -----------      -----------
Total liabilities and stockholders' equity               $   106,263      $   107,218
                                                         ===========      ===========


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